Exhibit 99.1

Trimble Inc. Announces Pricing of Senior Notes

SUNNYVALE, Calif. – June 7, 2018 – Trimble Inc. (NASDAQ: TRMB) announced that it has priced $300 million of its 4.150% Senior Notes due 2023 and $600 million of its 4.900% Senior Notes due 2028 in an underwritten, registered public offering. Subject to customary closing conditions, the sale of the notes is expected to close on or about June 15, 2018.

Trimble estimates that the net proceeds from this offering will be approximately $890.7 million, after deducting underwriting discounts and estimated offering expenses. Trimble intends to use a portion of the net proceeds from this offering of the notes to repay the indebtedness outstanding under its 2018 interim credit facility. The remaining proceeds of this offering, together with the borrowings under its new term loan facility and additional borrowings under other credit facilities, will be used to fund the previously announced acquisition of Waterfall Holdings, Inc., through which Trimble will acquire Viewpoint, Inc., the operating company and an indirect wholly-owned subsidiary of Waterfall Holdings, Inc. Pending the full application of the net proceeds of this offering of the notes, Trimble may elect to temporarily repay amounts outstanding under its new revolving facility and uncommitted facilities. If the acquisition of Waterfall Holdings, Inc. is not consummated, Trimble intends to use the net proceeds from the offering of the 2028 notes for general corporate purposes and will redeem the 2023 notes.

The offering is not contingent upon the consummation of the acquisition of Waterfall Holdings, Inc., although the 2023 notes are subject to a special mandatory redemption if the acquisition is not consummated. The 2028 notes are not subject to a special mandatory redemption and will remain outstanding even if the acquisition is not consummated.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

An effective shelf registration statement, under which the Notes will be issued, was filed previously with the U.S. Securities and Exchange Commission. The offering and sale of the Notes is being made only by means of a prospectus and an accompanying prospectus supplement related to the offering. You can get copies of these documents for free by visiting EDGAR at the SEC website at www.sec.gov. Alternatively, to obtain a copy of the prospectus and the prospectus supplement for this offering, please contact J.P. Morgan Securities LLC at 383 Madison Ave, New York, NY 10179, Attn: Investment Grade Syndicate Desk or (212) 834-4533, Goldman Sachs & Co. LLC at 200 West Street, New York, NY 10282, Attn: Prospectus Department, and Merrill Lynch, Pierce, Fenner & Smith Incorporated at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department or dg.prospectus_requests@baml.com or 1-800-294-1322.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Forward-looking statements include the anticipated timing of the closing of the offering and the use of proceeds. The timing of the closing of the offering is subject to customary conditions and could be influenced by market factors and unforeseen events, and the use of proceeds will depend on Trimble’s acquisition of Waterfall Holdings, Inc., and the funds required for such purpose. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Media Contact: Investor Relations, Michael Leyba, Trimble, 415-309-3127, Michael_Leyba@trimble.com

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